                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                            Innovasive Devices Inc.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                            Innovasive Devices Inc.
              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                           INNOVASIVE DEVICES, INC.
                               734 FOREST STREET
                      MARLBORO, MASSACHUSETTS 01752-3032

                                                                    May 8, 1998

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of Innovasive Devices, Inc. (the "Company"), which will be held on June 8, 1998 at 10:00 A.M., at the offices of Choate, Hall & Stewart, 36th Floor, Exchange Place, 53 State Street, Boston, Massachusetts.

  The following Notice of Annual Meeting of Stockholders and Proxy Statement describe the items to be considered by the stockholders and contain certain information about the Company and its officers and directors.

  Please sign and return the enclosed proxy card as soon as possible in the envelope provided so that your shares can be voted at the meeting in accordance with your instructions. Even if you plan to attend the meeting, we urge you to sign and promptly return the proxy card. You can revoke it at any time before it is exercised at the meeting or vote your shares personally if you attend the meeting.

  We look forward to seeing you.

                                          Sincerely,

                                          RICHARD D. RANDALL
                                          President and Chief Executive
                                           Officer

                           INNOVASIVE DEVICES, INC.
                               734 FOREST STREET
                      MARLBORO, MASSACHUSETTS 01752-3032

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 8, 1998

  The Annual Meeting of Stockholders of Innovasive Devices, Inc. (the "Company") will be held at the offices of Choate, Hall & Stewart, 36th Floor, Exchange Place, 53 State Street, Boston, Massachusetts, on June 8, 1998 at 10:00 A.M., for the following purposes:

  1. To elect two directors, each to serve for a term of three years;

  2. To approve an amendment to the Company's 1996 Omnibus Stock Plan increasing the maximum number of shares issuable thereunder by 600,000;

  3. To ratify the Board of Directors' selection of Price Waterhouse LLP as the Company's independent auditors for the fiscal year ending December 31, 1998; and

  4. To transact such other business as may properly come before the meeting and any or all adjournments thereof.

  Stockholders of record at the close of business on April 10, 1998 will be entitled to notice of and to vote at the meeting and any adjournments thereof.

                                          By Order of the Board of Directors

                                          ROSLYN G. DAUM
                                          Clerk

Dated: May 8, 1998

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE IN ORDER THAT YOUR SHARES MAY BE REPRESENTED.

                           INNOVASIVE DEVICES, INC.
                               734 FOREST STREET
                      MARLBORO, MASSACHUSETTS 01752-3032

                              PROXY STATEMENT FOR
                        ANNUAL MEETING OF STOCKHOLDERS

  This Proxy Statement is furnished to the holders of common stock of Innovasive Devices, Inc. (hereinafter referred to as the "Company") in connection with the solicitation of proxies to be voted at the Annual Meeting of Stockholders to be held on June 8, 1998 and at any adjournment of that meeting. The enclosed proxy is solicited on behalf of the Board of Directors of the Company. Each properly signed proxy will be voted in accordance with the instructions contained therein, and, if no choice is specified, the proxy will be voted in favor of the proposals set forth in the Notice of Annual Meeting.

  A person giving the enclosed proxy has the power to revoke it at any time before it is exercised at the meeting, by written notice to the Clerk of the Company, by sending a later dated proxy, or by revoking it in person at the meeting.

  The approximate date on which this Proxy Statement and the enclosed proxy will first be sent to stockholders is May 13, 1998. The Company's Annual Report to Stockholders for the year ended December 31, 1997 is being mailed together with this Proxy Statement.

  Only holders of common stock of record on the stock transfer books of the Company at the close of business on April 10, 1998 (the "record date") will be entitled to vote at the meeting. There were 9,170,899 shares of common stock outstanding and entitled to vote on the record date.

  Each share of common stock is entitled to one vote. The affirmative vote of the holders of a plurality of the shares represented at the meeting, if a quorum is present, is required for the election of directors. If a quorum is present, approval of the other matters which are before the meeting requires the affirmative vote of the holders of a majority of the shares represented at the meeting.

  For purposes of the matters before the Annual Meeting, under the Company's By-Laws, a quorum consists of a majority of the issued and outstanding shares entitled to vote on such matters as of the record date. Shares as to which a nominee (such as a broker holding shares in street name for a beneficial owner) has no voting authority in respect of such matter will be deemed represented for quorum purposes but will not be deemed to be voting on such matters, and therefore will not be counted as negative votes as to such matters. Votes will be tabulated by the Company's transfer agent subject to the supervision of persons designated by the Board of Directors as inspectors.

          STOCK OWNERSHIP OF DIRECTORS, NOMINEES, EXECUTIVE OFFICERS
                          AND PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information regarding beneficial ownership of the Company's common stock as of March 31, 1998 by (a) each director and nominee for director of the Company, (b) each of the persons named in the Summary Compensation Table below, (c) each person known by the Company to own beneficially 5% or more of its Common Stock and (d) all current directors and executive officers as a group. Except as otherwise indicated, each person has sole investment and voting power with respect to the shares shown as being beneficially owned by such person, based on information provided by such owners.

                                                         SHARES     PERCENTAGE
                                                      BENEFICIALLY      OF
   EXECUTIVE OFFICERS, DIRECTORS AND NOMINEES            OWNED     COMMON STOCK
   ------------------------------------------         ------------ ------------
   Richard D. Randall(1).............................    289,301        3.2%
   James E. Nicholson................................    328,351        3.6
   James V. Barrile(2)...............................    189,583        2.1
   Joseph A. Ciffolillo(3)...........................     96,372        1.1
   Thomas C. McConnell(4)............................    931,363       10.2
   Robert R. Momsen(5)...............................    678,227        7.4
   Howard D. Palefsky(6).............................      5,000          *
   Richard B. Caspari(7).............................    331,489        3.6
   Alan Chervitz(8)..................................    275,087        3.0
   David J. Foster(9)................................    843,936        9.2
   Eric L. Bannon(10)................................     22,639          *
   John T. Rice(11)..................................     27,340          *
   5% STOCKHOLDERS
   ---------------
   Cohesion Technologies, Inc. (a wholly-owned
    subsidiary of Collagen Corporation)..............    843,936        9.2%
    500 Faber Place,
    Palo Alto, CA 94303
   Entities affiliated with InterWest Partners(12)...    675,727        7.4
    3000 Sand Hill Road,
    Building 3, Suite 255
    Menlo Park, CA 94025
   New Enterprise Associates VI, Limited                 928,863       10.1
    Partnership......................................
    2490 Sand Hill Road,
    Menlo Park, CA 94025
   Delphi Ventures II, L.P.(13)......................    587,443        6.4
    3000 Sand Hill Road,
    Building 1, Suite 135
    Menlo Park, CA 9025
   E. Marlowe Goble(14)..............................    888,839        9.7
    P. O. Box 6698
    Jackson, WY 83001
   All current executive officers and directors as a
    group (11 persons)(15)...........................  3,968,709       43.3

--------
  * Less than 1.0% of the outstanding Common Stock.
 (1) Includes 272,917 shares which Mr. Randall may acquire within 60 days of March 31, 1998 by exercise of options.
 (2) Includes 11,805 shares which Mr. Barrile may acquire within 60 days of March 31, 1998 by exercise of options.

 (3) Includes 53,872 shares held by an investment company of which Mr. Ciffolillo is the president and 24,722 shares which Mr. Ciffolillo may acquire within 60 days of March 31, 1998 by exercise of options. Mr. Ciffolillo may be deemed to share voting and investment power with respect to the shares held by the investment company. He disclaims beneficial ownership of such shares except to the extent of his proportionate interest therein.
 (4) Includes 928,863 shares held by New Enterprise Associates VI, Limited Partnership with respect to which Mr. McConnell may be deemed to share voting and investment power by virtue of his status as a general partner of NEA Partners VI, Limited Partnership, the general partner of New Enterprises Associates VI, Limited Partnership. Mr. McConnell disclaims beneficial ownership of the shares held by such entities except to the extent of his proportionate partnership interest therein. Also includes 2,500 shares Mr. McConnell may acquire within 60 days of March 31, 1998 by exercise of options.
 (5) Includes 671,363 shares held by InterWest Partners V, L.P. ("IWP") and 4,364 shares held by InterWest Investors V, L.P. ("IWI"). Mr. Momsen is a general partner of InterWest Management Partners V, L.P., the general partner of IWP, and a general partner of IWI and accordingly may be deemed to share voting and investment power with respect to these shares. Mr. Momsen disclaims beneficial ownership of the shares held by such entities except to the extent of his proportionate partnership interest therein. Also includes 2,500 shares Mr. Momsen may acquire within 60 days of March 31, 1998 by exercise of options.
 (6) Includes 2,500 shares which Mr. Palefsky may acquire within 60 days of March 31, 1998 by exercise of options.
 (7) Includes 37,340 shares held by Dr. Caspari's wife, Judith Caspari, and 33,098 shares held in escrow to be used to indemnify the Company for certain claims, if any, related to the transaction with Medicine Lodge, Inc.
 (8) Includes 27,509 shares held in escrow to be used to indemnify the Company for certain claims, if any, related to the transaction with Medicine Lodge, Inc.
 (9) Consists of shares held by Cohesion Technologies, Inc. Mr. Foster is Chief Executive Officer of Cohesion Technologies, Inc. and accordingly may be deemed to share voting and investment power with respect to such shares. Mr. Foster disclaims beneficial ownership of these shares.
(10) Consists of shares which Mr. Bannon may acquire within 60 days of March 31, 1998 by exercise of options.
(11) Includes 27,083 shares which Mr. Rice may acquire within 60 days of March 31, 1998 by exercise of options.
(12) Consists of 671,363 shares held by IWP and 4,364 shares held by IWI.
(13) Consists of 584,452 shares held by Delphi Ventures II, L.P. and 2,991 shares held by Delphi BioInvestments II, L.P.
(14) Includes 88,884 shares held in escrow to be used to indemnify the Company for certain claims, if any, related to the transaction with Medicine Lodge, Inc.
(15) Includes 2,502,398 shares beneficially owned by entities affiliated with Messrs. Ciffolillo, McConnell, Momsen and Foster, for which they disclaim beneficial ownership except to the extent of their proportionate interest therein. Also includes 316,944 shares which the executive officers and directors may acquire within 60 days of March 31, 1998 by exercise of options.

                             ELECTION OF DIRECTORS

                              (ITEM 1 OF NOTICE)

  There are currently nine members of the Board of Directors. The Board has fixed the number of directors for the ensuing year at seven and has nominated Joseph A. Ciffolillo and David J. Foster for re-election to the Board of Directors. Each of Messrs. Ciffolillo and Foster have consented to serve, if elected at the meeting, for a three-year term expiring at the time of the Annual Meeting in 2001 and when his successor is elected and qualified.(1) The shares represented by the enclosed proxy will be voted to elect the nominees unless such authority is withheld by marking the proxy to that effect. The nominees have agreed to serve, but in the event any becomes unavailable for any reason, the proxy, unless authority has been withheld as to such nominee, may be voted for the election of a substitute. The Board of Directors of the Company unanimously recommends that stockholders of the Company vote FOR the election of the foregoing nominees.

  The following information is furnished with respect to each nominee for election as a director.

        NAME AND AGE                 PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
  AS OF FEBRUARY 14, 1998      DURING LAST FIVE YEARS; DIRECTORSHIPS OF PUBLIC COMPANIES
  -----------------------      ---------------------------------------------------------
 Joseph A. Ciffolillo, 59.. Mr. Ciffolillo has been a director of the Company since
                            February 1994. Now retired, from 1987 to March 1995, he was
                            Chief Operating Officer of Boston Scientific Corporation
                            ("Boston Scientific"), a manufacturer and marketer of
                            minimally invasive medical devices. From March 1995 until his retirement in April 1996, he was Executive Vice President-
                            Office of the Chairman, for Boston Scientific Venture Group,
                            the venture capital division of Boston Scientific. He is also a director of CompDent Corporation, a dental health
                            maintenance organization.
 David J. Foster(1), 40.... Mr. Foster has been a director of the Company since June 1997.
                            In February 1997 he was named Senior Vice President of
                            Collagen Corporation and in December 1997 he was appointed
                            Chief Executive Office of Cohesion Technologies, Inc. (a
                            wholly-owned subsidiary of Collagen Corporation). Previously
                            Mr. Foster served as Chief Financial Officer of Collagen
                            Corporation from 1992 until February 1997. He has been
                            associated with Collagen Corporation since November 1984. Mr.
                            Foster serves as a director of Pharming Holding, N.V. and
                            CollOptics, Inc. and previously served as a director of
                            Prograft Medical, Inc.

--------
(1) Mr. Foster serves as the designated director of Cohesion Technologies, Inc. which has the right, pursuant to a Stockholders' Voting Agreement, to designate one director of the Company for so long as Cohesion
    Technologies, Inc. owns at least 5% of the outstanding common stock of the Company.

  The following table contains similar information about the other directors of the Company, whose terms do not expire at the 1998 Annual Meeting and who consequently are not nominees for election in 1998:

       NAME AND AGE                PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
 AS OF FEBRUARY 14, 1998     DURING LAST FIVE YEARS; DIRECTORSHIPS OF PUBLIC COMPANIES
 -----------------------     ---------------------------------------------------------
 Richard D. Randall, 46.. Mr. Randall has been President, Chief Executive Officer and a director of the Company since February 1994. He was employed by Target Therapeutics, Inc. from June 1989 to January 1994, during which time he served as President, Chief Executive
                          Officer and Chairman. Mr. Randall currently serves as a
                          director of Conceptus, Inc. ("Conceptus"), a company focusing on products for the gynecology market. He was also acting
                          President and acting Chief Executive Officer of Conceptus from
                          December 1992 to July, 1993.

          NAME AND AGE                   PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
    AS OF FEBRUARY 14, 1998        DURING LAST FIVE YEARS; DIRECTORSHIPS OF PUBLIC COMPANIES
    -----------------------        ---------------------------------------------------------
 Robert R. Momsen, 51.......... Mr. Momsen has been a director of the Company since February
                                1994. He joined InterWest Partners, a venture capital firm, in
                                1981 and has been a general partner since 1982. He is also a director of ArthroCare Corporation, a manufacturer of
                                arthroscopic surgical equipment, COR Therapeutics, Inc., a developer of cardiovascular pharmaceuticals, Integ, a
                                developer of blood free fructose monitoring, Coulter
                                Pharmaceutical, a developer of cancer pharmaceuticals,
                                Urologix, a medical device company treating Benign Prostatic
                                Hyperplasia, and ProGenitor, Inc., a biotechnology company in the field of genomics.
 Howard D. Palefsky, 51........ Mr. Palefsky has been a director of the Company since
                                September 1995. He was Chief Executive Officer of Collagen
                                Corporation from 1978 through 1996 and formerly served as
                                Chairman of Collagen Corporation's Board. He was a director of
                                Target Therapeutics, Inc., and is currently Chairman of the
                                Board of Conceptus, Inc., a company focusing on products for the gynecology market.
 Richard B. Caspari, M.D., 56.. Dr. Caspari has been a director of the Company since June
                                1997. He has been a partner of Tuckahoe Orthopaedic Associates since 1973, and the president and a member of the Board of
                                Directors of Orthopaedic Research of Virginia since 1981. He is a founding member of the Arthroscopy Association of North
                                America and served as its president in 1991. From 1984 to 1986
                                Dr. Caspari was president of Precision Surgical Instruments
                                Inc., a developer and manufacturer of arthroscopic devices. He served on the Board of Directors of Arthrotek, a subsidiary of
                                Biomet from 1991 to 1996, and currently serves on the Board of
                                Directors of Lifenet, Inc., an organ and tissue
                                transplantation non-profit organization, and Heloair, Inc., a helicopter charter company. Dr. Caspari joined the Board of
                                Directors of Medicine Lodge, Inc. in 1996.
 Alan Chervitz, 36............. Mr. Chervitz has been Executive Vice President, Chief
                                Operating Officer and a director of the Company since June
                                1997. He served as President and Chief Executive Officer of
                                Medicine Lodge, Inc. ("Medicine Lodge") since January 1996 and as a director since January 1994. He also served as Executive
                                VP/General Manager of Medicine Lodge from 1993 to January
                                1996. Prior to joining Medicine Lodge, he served as President and Chief Executive Officer of Ortho Dynamics, Inc. from
                                August 1989 through December 1993. Mr. Chervitz also served as a director of Medisys Technologies, Inc. from January 1992 through 1996. Mr. Chervitz is a manager of GCL, L.C., a
                                Wyoming limited liability company.

                   BOARD OF DIRECTORS AND COMMITTEE MEETINGS

  The Board of Directors has Audit and Compensation Committees. It does not have a nominating or similar committee.

  The Audit Committee, which periodically meets with management and the Company's independent accountants, reviews the results and scope of the audit and other services provided by the Company's independent accountants, the need for internal auditing procedures and the adequacy of internal controls. The directors currently serving on the Audit Committee are Messrs. McConnell and Palefsky. The Audit Committee met once during fiscal 1997.

  The Compensation Committee establishes salaries for officers and incentives and other forms of compensation for officers and other key employees; administers the various incentive compensation and benefit plans; and recommends policies relating to such plans. The directors currently serving on the Compensation Committee are Messrs. Ciffolillo and Momsen. The Compensation Committee met three times during fiscal 1997.

  During fiscal 1997, the Board of Directors of the Company held five meetings. Each incumbent director attended at least 75% of the aggregate number of the meetings of the Board and the meetings of the committees of the Board on which he served.

                             DIRECTOR COMPENSATION

  The Company's directors may be reimbursed for certain expenses in connection with attendance at Board and committee meetings. Under the Company's 1996 Non-Employee Director Stock Option Plan each non-employee director serving as such on the date of the Annual Meeting of the Board of Directors is entitled to receive on such date an option to purchase 2,500 shares of Common Stock (subject to vesting over four annual periods), exercisable at a price per share equal to fair market value on the date of grant. Any non-employee director, upon his or her first election to the Board of Directors, is entitled to receive an option to purchase 10,000 shares of Common Stock (likewise subject to vesting over four annual periods).

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  This report, prepared by the Compensation Committee of the Company's Board of Directors (the "Committee"), addresses the Company's executive compensation policies and the basis on which fiscal 1997 executive officer compensation determinations were made. The Committee designs and approves all components of executive pay.

  To ensure that executive compensation is designed and administered in an objective manner, the Committee's members are all non-employee directors. During fiscal 1997, the Committee members were Messrs. Ciffolillo and Momsen.

 Compensation Philosophy

  The Company's executive compensation policies are intended to attract, retain, motivate and reward executives who can lead the Company in achieving its long-term growth and earnings goals. The objective of the Committee is to implement a compensation program that will provide appropriate incentives while, at the same time, encouraging executive officers to increase their equity ownership in the Company and thereby align their interests with those of the Company's stockholders. The compensation program consists primarily of three components, namely (a) base salary, (b) bonus and (c) stock options. Each of these factors are further described below. In addition, executive officers are eligible to participate, on a non-discriminatory basis, in various benefit programs provided to all full-time employees, including the Company's stock purchase plan, 401(k) plan and group medical, disability and life insurance programs. The Committee believes that executive compensation packages should be viewed as a whole in order to assess properly their appropriateness.

  In establishing total compensation packages for the Company's executive officers, the Committee takes into account the compensation packages offered to executives of other medical device design and manufacturing companies of similar stature. The Committee uses this comparative data primarily as benchmarks to ensure that the Company's executive compensation packages are competitive. The Committee seeks to maintain total compensation within the broad middle range of comparative pay. The Committee generally meets quarterly and at other times that it deems are necessary and, from time to time, confers with outside advisors concerning acceptable industry practices. Individual amounts are based not only on comparative data, but also on such factors as length of service with the Company and the Committee's judgment as to individual contributions. These factors are not assigned specific mathematical weights.

 Salary

  Base salaries are reviewed annually. It is the Committee's intention to pay slightly below-market base salary but provide a significant equity ownership opportunity to create incentives for the Company's executive officers to maximize the Company's growth and success while increasing stockholders' value over the long term. Changes in base salary from year to year depend upon such factors as individual performance, cost of living changes and the economic and business conditions affecting the Company.

  Richard D. Randall's base salary was increased from $175,000 to $200,000 on January 5, 1998, an increase of 14.3%. This increase was largely based on his contributions to the Company's meeting its growth and profit objectives.

 Bonus

  Executive bonuses are determined in accordance with achievement of the Company's goals for the most recent fiscal year. The amounts are intended to reward management for achieving certain milestones set out at the beginning of the fiscal year. Among these are growth in operating profit, sales and earnings. The cash bonus for the Chief Executive Officer is also influenced by his ability to execute strategic plans determined by the Board of Directors, including merger and acquisition programs.

 Stock Options

  As noted above, stock options are an important component of total executive compensation. Stock options are considered long-term incentives that link the long-term interests of management with those of the Company's stockholders. Stock options that the Committee has granted to executive employees generally vest over a four year period from the date of grant at the rate of 25% per fiscal year, commencing at the end of the year in which they are granted. Option exercise prices are set at 100% of the fair market value of the stock at the date of the grant and expire after ten years. The Committee has absolute discretion to determine the recipients and the number of options to be awarded. Each award is at the Committee's discretion and is not subject to any specific formula or criteria. The Committee generally awards options on an annual basis. The number of shares for which options were granted to executive officers in fiscal 1997 was determined by the Committee based upon several factors, including the executive's position, his or her past and future expected performance, the comparative data described above, and the number of shares under options previously granted. These factors were evaluated in a qualitative manner and were not assigned predetermined weights.

 Section 162(m)

  Section 162(m) of the Internal Revenue Code which became effective January 1, 1994, generally limits the deductibility of annual compensation for certain officers to $1 million. It is the general intention of the Committee to assure that officer compensation will meet the Section 162(m) requirements for deductibility. However, the Committee reserves the right to use its judgment to authorize compensation payments which may be in excess of the limit when the Committee believes such payment is appropriate, after taking into consideration changing business conditions or the officer's performance, and is in the best interest of the shareholders. The Committee will review its policy concerning Section 162(m) on a year-by-year basis.

                                          Compensation Committee

                                          Joseph A. Ciffolillo
                                          Robert R. Momsen

               COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN

  The following performance graph assumes an investment of $100 on June 7, 1996 (the day following the date the Company's common stock was first registered under Section 12 of the Securities Exchange Act of 1934) and compares the changes thereafter in the market price of the Company's common stock with a broad market index (Standard & Poor's SmallCap 600) and an industry index (Standard & Poor's Health Care--Medical Products). The Company paid no dividends during the periods shown; the performance of the indexes is shown on a total return (dividend reinvestment) basis. The graph lines merely connect the initial public offering date and the fiscal year-end dates and do not reflect fluctuations between those dates.


     [COMPARISON OF 19 MONTH CUMULATIVE TOTAL RETURN CHART APPEARS HERE]


                                       06/07/96     12/31/97
                                       --------     --------
INNOVASIVE DEVICES, INC.                 100           73
S&P SMALL CAP 600                        100          132
S&P HEALTH CARE                          100          141


  THE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION AND THE COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN INFORMATION ABOVE SHALL NOT BE DEEMED "SOLICITING MATERIAL" OR INCORPORATED BY REFERENCE INTO ANY OF THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION BY IMPLICATION OR BY ANY REFERENCE IN ANY SUCH FILING TO THIS PROXY STATEMENT.

                        EXECUTIVE OFFICER COMPENSATION

  The following summary compensation table sets forth the compensation paid or accrued for services rendered in fiscal 1997, 1996 and 1995 to the chief executive officer and the other four most highly compensated persons and executive officers of the Company (the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                                                                    COMPENSATION
                                        ANNUAL COMPENSATION            AWARDS
                                 ---------------------------------- ------------
                                                      OTHER ANNUAL  SECURITIES    ALL OTHER
       NAME AND           FISCAL            BONUS(S)  COMPENSATION  UNDERLYING   COMPENSATION
   PRINCIPAL POSITION      YEAR  SALARY ($)    ($)         ($)      OPTIONS (#)     ($)(2)
   ------------------     ------ ---------- --------- ------------- ------------ -------------
Richard D. Randall......   1997   174,807    35,000                    61,000         193
President and Chief        1996   170,096    35,000         --         44,444         195
Executive Officer          1995   150,000       --          --            --          244
James E. Nicholson......   1997    42,500       --       97,500(1)        --          --
former Chief Technical     1996   131,000       --          --            --          --
 Officer                   1995   130,000       --          --            --          --

James V. Barrile........   1997   133,615    25,000                    51,000         193
Executive Vice President,  1996   122,212    25,000         --         11,111         167
and Chief Financial        1995   110,000       --          --            --          209
Officer
Eric L. Bannon..........   1997    98,708    25,000         --         31,000         138
Vice President, Quality    1996    95,909       --          --            --           53
Assurance and Regulatory   1995    81,915       --          --            --           66
 Affairs
John T. Rice............   1997    99,862    20,000                    21,000         138
Vice President, Research   1996    97,210       --          --            --           97
and Development            1995    86,859       --          --            --          122

--------
(1) Mr. Nicholson is no longer an employee of the Company. The amount indicated under "Other Annual Compensation" is compensation received pursuant to a separation agreement between the Company and Mr. Nicholson effective as of April 18, 1997.
(2) The amounts indicated under "All Other Compensation" indicate annual contributions by the Company towards group term life insurance for the Named Executive Officers. These amounts are included as reportable income in each individual's Form W-2.

                      OPTIONS GRANTS IN LAST FISCAL YEAR

  The following table shows all stock option grants to the Named Executive Officers during fiscal 1997.

                                                                                                 POTENTIAL REALIZABLE
                                                                                                   VALUE AT ASSUMED
                                                                                                 ANNUAL RATE OF STOCK
                                                                                                PRICE APPRECIATION FOR
                          NUMBER OF SHARES  PERCENT OF TOTAL OPTIONS                                OPTION TERM (1)
                         UNDERLYING OPTIONS   GRANTED TO EMPLOYEES   EXERCISE PRICE  EXPIRATION -----------------------
   NAME                     GRANTED (#)          IN FISCAL YEAR         PER SHARE       DATE        5%          10%
   ----                  ------------------ ------------------------ --------------- ---------- ----------- -----------
Richard D. Randall......       25,000(2)               10%               $10.13         2/4/07  $   159,268 $   403,615
                               36,000(3)                                 $ 8.75       12/10/07      198,102     502,029
James E. Nicholson......          --                   --                   --             --           --          --
James V. Barrile........       25,000(2)                8%                10.13         2/4/07      159,268     403,615
                               26,000(3)                                   8.75       12/10/07      143,074     362,576
Eric L. Bannon..........       15,000(2)                5%                10.13         2/4/07       95,561     242,169
                               16,000(3)                                   8.75       12/10/07       88,045     223,124
John T. Rice............       15,000(2)                3%                10.13         2/4/07       95,561     242,169
                                6,000(3)                                   8.75       12/10/07       33,017      83,671

--------
(1) As required by the rules of the Securities and Exchange Commission, potential values stated are based on the prescribed assumption that the Company's common stock will appreciate in value from the date of grant to the end of the option term at rates (compounded annually) of 5% and 10%, respectively, and therefore are not intended to forecast possible future appreciation, if any, in the price of the Company's common stock.
(2) These options vest in four (4) equal annual installments, commencing on February 4, 1998, the first anniversary of the date of grant, subject to continuing employment.
(3) These options vest in four (4) equal annual installments, commencing on December 10, 1998, the first anniversary of the date of grant, subject to continuing employment.

                         FISCAL YEAR-END OPTION VALUES

  The following table sets forth information regarding the number of options exercised in fiscal 1997 and the number of vested and unvested options and the unrealized value or spread (the difference between the exercise price and the market value) of the unexercised options issued by the Company and held by the Named Executive Officers on December 31, 1997.

                                                  NUMBER OF SHARES      VALUE OF UNEXERCISED
                                                     UNDERLYING             IN-THE-MONEY
                            SHARES             UNEXERCISED OPTIONS(#)        OPTIONS($)
                         ACQUIRED ON   VALUE   ------------------------ -----------------------
   NAME                  EXERCISE (#) REALIZED   VESTED     UNVESTED      VESTED    UNVESTED
   ----                  ------------ -------- ----------- ------------ ----------- -----------
Richard D. Randall......     --         --         204,667     145,222  $ 1,466,501 $ 712,292
James E. Nicholson......     --         --             --          --           --        --
James V. Barrile........     --         --           2,777      59,334        6,609    29,715
Eric L. Bannon..........     --         --          15,555      39,890      107,299    46,917
John T. Rice............     --         --          19,443      30,446      136,226    47,253

                     AMENDMENT TO 1996 OMNIBUS STOCK PLAN

                              (ITEM 2 OF NOTICE)

  On May 5, 1998, the Board of Directors of the Company adopted an amendment to the 1996 Omnibus Stock Plan (the "Omnibus Plan") increasing the maximum aggregate number of shares available for issuance thereunder from 800,000 to 1,400,000 shares. The purpose of the increase in the maximum aggregate number of shares available for issuance is to permit the continuing availability of stock options and Common Stock for grant in order to continue to attract and retain key employees and officers of, and consultants to, the Company. A copy of the Omnibus Plan as amended is attached hereto as Annex I.

  Approval by stockholders of the Omnibus Plan and the amendment increasing the number of shares issuable under the Omnibus Plan is sought in order to meet the stockholder approval requirements of (i) Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), which requires stockholder approval of any increase in the number of shares that may be issued under an incentive stock option plan and (ii) Section 162(m) of the Code, which among other qualifications requires stockholder approval of any option plan to exempt the spread (the difference between the exercise price and the market value at the time of exercise) of options from the limitation on deductibility under that section. The executive officers of the Company are eligible to receive options under the Omnibus Plan and will therefore benefit from approval of this amendment. The Board of Directors recommends approval of this amendment because it believes that the continuing availability of grants under the Omnibus Plan is an important factor in the Company's ability to attract and retain key employees, officers and consultants.

DESCRIPTION OF THE 1996 OMNIBUS STOCK PLAN

  The Omnibus Plan was originally adopted by the Board of Directors on April 2, 1996 and approved by the stockholders on April 23, 1996 prior to the Company's initial public offering. The Omnibus Plan, as amended by the Board, currently provides for the issuance of a maximum of 1,400,000 shares of Common Stock, plus such additional number of shares that become available due to the forfeiture of options granted under the 1992 Stock Option Plan, (619,000 of which are currently available for grant) pursuant to the grant of incentive stock options to employees and non-qualified stock options or restricted stock to employees, consultants, directors and officers of the Company. The Omnibus Plan will remain in effect until April 1, 2006, subject to the Board's right to terminate it earlier.

  The Omnibus Plan is administered by the Compensation Committee of the Board of Directors, which consists of two (2) or more members of the Board who are "non-employee directors" and "outside directors" within the meaning of the 1934 Act and the Code, respectively. Current members are Messrs. Ciffolillo and Momsen. Subject to the provisions of the Omnibus Plan, the Compensation Committee has the authority to select the optionees or restricted stock recipients and determine the terms of the options or restricted stock granted, including: (i) the number of shares; (ii) the option exercise terms; (iii) the exercise or purchase price (which in the case of an incentive stock option cannot be less than the market price of the Common Stock as of the date of grant); (iv) the type and duration of transfer or other restrictions; and (v) the time and form of payment for restricted stock and upon exercise of options.

  Generally, an option is not transferable by the option holder except by will or by the laws of descent and distribution. No incentive stock option may be exercised more than 90 days following termination of employment unless the termination is due to death or disability, in which case the option is exercisable for a maximum of one year after such termination.

  At April 10, 1998, there were outstanding under the Omnibus Plan options held by participants to purchase an aggregate of 791,000 shares of Common Stock. The exercise prices of options granted to date range from $8.75 to $12.00 per share, and such options expire between April 2006 and December 2007. Approximately 125 employees, consultants, directors and officers are eligible to receive options under the Omnibus Plan. The last sale price of the Common Stock on April 10, 1998 as reported by the Nasdaq National Market was $10.125 per share.

  The following table sets forth the number of shares for which options were granted during 1997 under the Omnibus Plan to each Named Executive Officer, the current executive officers as a group, the non-employee directors and the non-executive officer employees. For additional information as to options granted to the Named Executive Officers during 1997, see the Option Grants Table above.

                                                                    OMNIBUS PLAN
                                                                    ------------
   Richard D. Randall..............................................    61,000
   James E. Nicholson..............................................         0
   James V. Barrile................................................    51,000
   Eric L. Bannon..................................................    31,000
   John T. Rice....................................................    21,000
   Current executive officers as a group (4 persons)...............   233,000
   Non-employee directors (7 persons)..............................    40,000
   Non-executive officer employees (113 persons)...................   370,100

FEDERAL INCOME TAX INFORMATION

  Set forth below is a general summary of the federal income tax consequences to the Company and to recipients of options under the Omnibus Plan. The following summary is not intended to be exhaustive, does not address certain special federal tax provisions, does not address state, municipal or foreign tax laws, and does not address the circumstances of special classes or individual circumstances of option holders, including, without limitation, foreign persons. ACCORDINGLY, EACH RECIPIENT OF OPTIONS UNDER THE OMNIBUS PLAN SHOULD CONSULT A TAX ADVISER REGARDING THE TAX CONSEQUENCES OF THE GRANT OR EXERCISE OF SUCH OPTIONS AND OF THE DISPOSITION OF ANY STOCK ACQUIRED UPON EXERCISE OF SUCH OPTIONS IN LIGHT OF THE RECIPIENT'S OWN SITUATION, INCLUDING THE APPLICATION OF ANY FEDERAL, STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS.

  Tax Treatment of Incentive Stock Options. Under Section 422 of the Code, an option holder incurs no federal income tax liability (other than alternative minimum tax, as described below) on either the grant or exercise of an incentive stock option ("ISO"). Provided that the stock is held until the later of one year after the date of exercise of the option and two years after its date of grant, any gain realized on the subsequent sale of stock will be taxed as long-term capital gain, provided that the stock was held as a capital asset at the time of the sale, and will generally be subject to a maximum tax rate of 28% if the stock was held for a period not exceeding 18 months after the exercise date, and to a maximum rate of 20% if the stock was held for a period exceeding 18 months after the exercise date. If the stock is disposed of within a shorter period, the option holder will be taxed, with respect to the gain realized, as if he or she had then received ordinary compensation income in an amount equal to the difference between the fair market value of the stock on the date of exercise of the option and the option exercise price. The balance of the gain realized will be taxed as capital gain provided the stock was held as a capital asset. The tax rate applied to such gain will depend on the holding period since the date of exercise. Unless an option holder disposes of stock received on exercise of an ISO within the year in which exercise occurred, the excess of the value of the stock at exercise over the option price will increase the option holder's alternative minimum taxable income ("AMTI"). After a deductible, AMTI is subject to tax rates ranging from 26 to 28%. The tax on AMTI is payable only to the extent that such tax exceeds the option holder's "regular" federal income tax liability, and any portion of the excess attributable to the exercise of an ISO is generally creditable against the option holder's regular federal income tax liability for future years.

  The Company receives no tax deduction on the grant or exercise of an ISO, but is entitled to a tax deduction if the option holder recognizes ordinary compensation income on account of a premature disposition of ISO stock in the same amount and at the same time as the option holder's recognition of income.

  Tax Treatment of Non-Qualified Stock Options. Under Section 83 of the Code, option holders realize no taxable income when a non-qualified stock option ("NSO") is granted. Instead, the difference between the fair market value of the stock and the option price paid is taxed as ordinary compensation income, on or after the date on which the option is exercised. The difference is measured and taxed as of the date of exercise if the stock is not subject at that time to a "substantial risk of forfeiture," as defined in Section 83. To the extent that the stock is subject to a substantial risk of forfeiture, the difference is measured as of the date or dates on which the risk terminates. The Omnibus Plan permits the Compensation Committee to impose repurchase rights on stock acquired upon exercise of options that would constitute such a "substantial risk of forfeiture." If such repurchase rights are imposed, the option holder would recognize taxable income and incur a tax liability, and the optionee's holding period for tax purposes would commence, in the year or years that the substantial risk of forfeiture terminates with respect to the stock.

  Alternatively, an option holder holding an NSO may elect, within thirty days after the option is exercised, in accordance with Section 83(b), to be taxed on the difference between the option exercise price and the fair market value of the stock on the date of exercise, even though the stock acquired is subject to a substantial risk of forfeiture. If the option holder makes this election, subsequent changes in the value of the Common Stock at the time the forfeiture provisions lapse will generally result in capital gains or losses, and will not result in ordinary compensation income to the option holder.

  The Company receives no tax deduction on the grant of an NSO, but is entitled to a tax deduction when the option holder recognizes taxable income on or after exercise of the option, in the same amount as the income recognized by the option holder.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

                              (ITEM 3 OF NOTICE)

  On the recommendation of the Audit Committee, the Board of Directors has selected Price Waterhouse LLP, independent certified public accountants, as auditors of the Company for the fiscal year ending December 31, 1998. This firm has audited the accounts and records of the Company since 1991. A representative of Price Waterhouse LLP will be present at the Annual Meeting to answer questions from stockholders and will have an opportunity to make a statement if desired.

  The selection of independent auditors is not required to be submitted to a vote of the stockholders. The Board believes, however, it is appropriate as a matter of policy to request that the stockholders ratify the appointment. If the stockholders do not ratify the appointment, the Board will reconsider its selection.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), requires the Company's officers and directors and persons who own more than ten percent of its common stock to file reports with the Securities and Exchange Commission disclosing their ownership of stock in the Company and changes in such ownership. Copies of such reports are also required to be furnished to the Company. Based solely on a review of the copies of such reports received by it, the Company believes that, during fiscal 1997, all such filing requirements were complied with.

                    STOCKHOLDER PROPOSALS FOR 1999 MEETING

  Proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be presented on or before January 8, 1999 for inclusion in the proxy materials relating to that meeting. Any such proposals should be sent to the Company at its principal offices addressed to the Vice President, Finance and Administration. Other requirements for inclusion are set forth in Rule 14a-8 under the 1934 Act.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed with the Commission by the Company (File No. 0-28492) pursuant to the Exchange Act are incorporated by reference in this Proxy statement.

    1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (including all audited financial statements contained therein);

    2. The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1997 (including all audited financial statements contained therein);

    3. The Company's Current Report on Form 8-K dated July 23, 1996; and

    4. The Company's Registration Statement on Form S-1 (Registration No. 333-3368) filed with the SEC on May 17, 1996.

  This Proxy Statement incorporates documents by reference which are not presented herein or delivered herewith. Such documents (other than exhibits or schedules to such documents unless such exhibits or documents are specifically incorporated herein by reference) are available to any person, including any beneficial owner, to whom this Proxy Statement is delivered, on written or oral request, without charge, directed to Innovasive Devices, Inc., 734 Forest Street, Marlboro, Massachusetts 01752-3032, Attention: Chief Financial Officer (telephone number: (508) 460-8229).

                                 OTHER MATTERS

  The Company has no knowledge of any matters to be presented for action by the stockholders at the Annual Meeting other than as set forth above. However, the enclosed proxy gives discretionary authority to the persons named therein to act in accordance with their best judgment in the event that any additional matters should be presented.

  The Company will bear the cost of the solicitation of proxies by management, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of common stock.

                                          By order of the Board of Directors

                                          Roslyn G. Daum
                                          Clerk

May 8, 1998

  The Board hopes that stockholders will attend the meeting. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated. Stockholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

                                                                        ANNEX I

                           INNOVASIVE DEVICES, INC.

                            1996 OMNIBUS STOCK PLAN

                               ----------------

  1. Purpose. This 1996 Omnibus Stock Plan (the "Plan") of Innovasive Devices, Inc. (the "Company") is intended to provide incentives (a) to the officers and other employees of the Company, its parent (if any) and any present or future subsidiaries of the Company (collectively, "Related Corporations") by providing them with opportunities to purchase stock in the Company pursuant to options which qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), granted hereunder ("ISO" or "ISOs"); (b) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options"); and
(c) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with opportunities to make direct purchases of restricted stock in the Company ("Restricted Stock"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation" as those terms are defined in Section 424 of the Code.

  2. Administration of the Plan. (a) The Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board may appoint a Compensation Committee (the "Committee") of two or more of its members to administer this Plan. In the event the Company registers any class of any equity security pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each member of the Committee shall be a "non-employee director" as defined in Rule 16b-3 under the Exchange Act and each shall be an "outside director" within the meaning of Section 162(m) of the Code. Subject to ratification of the grant of each Option or Restricted Stock by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee, if so appointed, shall have the authority to
(i) determine the employees of the Company and Related Corporations (from among the class of employees eligible under paragraph 3 to receive ISOs) to whom ISOs may be granted and to determine (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options and Restricted Stock) to whom Non-Qualified Options or Restricted Stock may be granted; (ii) determine the time or times at which Options or Restricted Stock may be granted; (iii) determine the option price of shares subject to each Option, which price with respect to ISOs shall not be less than the minimum specified in paragraph 7, and the purchase price of Restricted Stock; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options and to Restricted Stock, and the nature of such restrictions, if any; (vii) establish, amend and waive the terms and conditions of individual options and purchase authorizations granted hereunder, including, without limitation, terms and conditions relating to vesting, exercisability and effect of termination of employment by the Company; and (viii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under
Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Option or authorization or agreement for Restricted Stock granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option or Restricted Stock granted under it.

  (b) The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing

                                     A1-1
by a majority of the members of the Committee, shall be the valid acts of the Committee. All references in this Plan to the Committee shall mean the Board if there is no Committee so appointed. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused or remove all members of the Committee and thereafter directly administer the Plan.

  3. Eligible Employees and Others. ISOs may be granted to any officer or other employee of the Company or any Related Corporation. Those directors of the Company who are not employees may not be granted ISOs under the Plan. Non-Qualified Options and Restricted Stock may be granted to any director (whether or not an employee), officer, employee or consultant of the Company or any Related Corporation. The Committee may take into consideration an optionee's individual circumstances in determining whether to grant an ISO or a Non-Qualified Option or Restricted Stock. Granting of any Option or Restricted Stock to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from, participation in any other grant of Options or Restricted Stock.

  4. Stock. The stock subject to Options and Restricted Stock shall be authorized but unissued shares of Common Stock of the Company, par value $.0001 per share (the "Common Stock"), or shares of Common Stock re-acquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 1,400,000 plus such additional number of shares as may become available due to the forfeiture of options granted under the 1992 MinVasive Devices Stock Option Plan, subject to adjustment as provided in paragraph 14. Any such shares may be issued as ISOs, Non-Qualified Options or Restricted Stock so long as the aggregate number of shares so issued does not exceed such number, as adjusted. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, or if any Restricted Stock shall be reacquired by the Company by exercise of its repurchase option, the shares subject to such expired or terminated Option and reacquired shares of Restricted Stock shall again be available for grants of Options or Restricted Stock under the Plan.

  5. Individual Participant Limitation. Any other provision of this Plan notwithstanding, the number of shares of Common Stock for which options or purchase authorizations may be granted in any single fiscal year of the Company to any participant shall not exceed 250,000 shares (the "Individual Limit"). For purposes of the foregoing limitation, if any option or purchase authorization is cancelled, the cancelled option or purchase authorization shall continue to be counted against the Individual Limit; if after grant the exercise price of an option or purchase authorization is modified, the transaction shall be treated as the cancellation of the option or purchase authorization and the grant of a new option or purchase authorization. In any such case, both the option or purchase authorization that is cancelled and the option or purchase authorization deemed to be granted shall be counted against the Individual Limit.

  6. Grants Under the Plan. Options or Restricted Stock may be granted under the Plan at any time on or after April 2, 1996 and prior to April 2, 2006. The date of grant of an Option under the Plan will be the date specified by the Committee at the time it awards the Option; provided, however, that such date shall not be prior to the date of award. The Committee shall have the right, with the consent of the optionee, to convert an ISO granted under the Plan to a Non-Qualified Option pursuant to paragraph 16.

  7. Minimum Option Price: ISO Limitations. (a) The price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than 110 percent of the fair market value of Common Stock on the date of grant.

  (b) In no event shall the aggregate fair market value (determined at the time the option is granted) of Common Stock for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and any Related Corporation) exceed $100,000.

                                     A1-2

  (c) If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean
(i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if such stock is then traded on a national securities exchange; or
(ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market or on a national securities exchange. However, if the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

  8. Option Duration. Subject to earlier termination as provided in paragraphs 10 and 11, each Option shall expire on the date specified by the Committee, but not more than ten years from the date of grant and in the case of ISOs granted to an employee owning stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Related Corporation, not more than five years from date of grant. Subject to earlier termination as provided in paragraphs 10 and 11, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 16.

  9. Exercise of Option. Subject to the provisions of paragraphs 10 through 13, each Option granted under the Plan shall be exercisable as follows:

  (a) The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

  (b) Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

  (c) Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

  (d) The Committee shall have the right to accelerate the date of exercise of any installment; provided that the Committee shall not accelerate the exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 16) if such acceleration would violate the annual vesting limitation contained in
Section 422(d) of the Code, which provides generally that the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all plans of the Company and any Related Corporation) shall not exceed $100,000.

  10. Termination of Employment. If an ISO optionee ceases to be employed by the Company or any Related Corporation other than by reason of death or disability as provided in paragraph 11, no further installments of his ISOs shall become exercisable, and his ISOs shall terminate after the passage of 90 days from the date of termination of his employment, but in no event later than on their specified expiration dates except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 16. Leave of absence with the written approval of the Committee shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the employee after the approved period of absence. Employment shall also be considered as continuing uninterrupted during any other bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to

                                     A1-3
reemployment is guaranteed by statute. Nothing in the Plan shall be deemed to give any grantee of any Option or Restricted Stock the right to be retained in employment or other service by the Company or any Related Corporation for any period of time. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. In granting any Non-Qualified Option, the Committee may specify that such Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination or cancellation provisions as the Committee may determine. Notwithstanding the provisions in this paragraph 10, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of a participant's termination of employment by the Company.

  11. Death; Disability; Dissolution. If an optionee ceases to be employed by the Company and all Related Corporations by reason of his death, any Option of his may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the Option by will or by the laws of descent and distribution, at any time prior to the earlier of the Option's specified expiration date or one year from the date of the optionee's death.

  If an optionee ceases to be employed by the Company and all Related Corporations by reason of his disability, he shall have the right to exercise any Option held by him on the date of termination of employment, to the extent of the number of shares with respect to which he could have exercised it on that date, at any time prior to the earlier of the Option's specified expiration date or one year from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall have the meaning assigned to it in Section 22(e)(3) of the Code or any successor statute.

  In the case of a partnership, corporation or other entity holding a Non-Qualified Option, if such entity is dissolved, liquidated, becomes insolvent or enters into a merger or acquisition with respect to which such optionee is not the surviving entity, such Option shall terminate immediately.

  12. Assignability. Unless otherwise approved by the Board, no Non-Qualified Option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, and during the lifetime of the Optionee each Option shall be exercisable only by him. No ISO shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution, and during the lifetime of the Optionee each Option shall be exercisable only by him.

  13. Terms and Conditions of Options. Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 12 hereof and may contain such other provisions as the Committee deems advisable that are not inconsistent with the Plan, including transfer and repurchase restrictions applicable to shares of Common Stock issuable upon exercise of Options. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

  14. Adjustments. Upon the happening of any of the following described events, an optionee's rights with respect to Options granted to him hereunder shall be adjusted as hereinafter provided:

  (a) In the event the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation or if the Company is liquidated or sells or otherwise disposes of all or substantially all of its assets to another corporation while unexercised options remain outstanding under the Plan, (i) subject to the provisions of clauses (iii), (iv) and (v) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of an outstanding option shall be entitled, upon exercise of such option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation or sale; or (ii) the Board

                                     A1-4
may waive any discretionary limitations imposed with respect to the exercise of the option so that all options from and after a date prior to the effective date of such merger, consolidation, liquidation or sale, as the case may be, specified by the Board, shall be exercisable in full; or (iii) all outstanding options may be cancelled by the Board as of the effective date of any such merger, consolidation, liquidation or sale, provided that notice of such cancellation shall be given to each holder of an option, and each such holder thereof shall have the right to exercise such option in full (without regard to any discretionary limitations imposed with respect to the option) during a 30-day period preceding the effective date of such merger, consolidation, liquidation or sale; or (iv) all outstanding options may be cancelled by the Board as of the date of any such merger, consolidation, liquidation or sale, provided that notice of such cancellation shall be given to each holder of an option and each such holder thereof shall have the right to exercise such option but only to the extent exercisable in accordance with any discretionary limitations imposed with respect to the option prior to the effective date of such merger, consolidation, liquidation or sale; or (v) the Board may provide for the cancellation of all outstanding options and for the payment to the holders thereof of some part or all of the amount by which the value thereof exceeds the payment, if any, which the holder would have been required to make to exercise such option.

  (b) In the event the Company shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which shall at the time be subject to option hereunder, each optionee upon exercising an Option shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which he is exercising his Option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as he would have received if he had been the holder of the shares as to which he is exercising his Option at all times between the date of grant of such Option and the date of its exercise.

  (c) Notwithstanding the foregoing, any adjustments made pursuant to subparagraph (a) or (b) shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments with respect to ISOs will constitute a "modification" of such ISOs as that term is defined in Section 424 of the Code, or cause any adverse tax consequences for the holders of such ISOs. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

  (d) No fractional shares shall actually be issued under the Plan. Any fractional shares which, but for this subparagraph (d), would have been issued to an optionee pursuant to an Option, shall be deemed to have been issued and immediately sold to the Company for their fair market value, and the optionee shall receive from the Company cash in lieu of such fractional shares.

  (e) Upon the happening of any of the foregoing events described in subparagraphs (a) or (b) above, the class and aggregate number of shares set forth in paragraph 4 hereof which are subject to Options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events specified in such subparagraphs. The Committee shall determine the specific adjustments to be made under this paragraph 14, and subject to paragraph 2, its determination shall be conclusive.

  15. Means of Exercising Options. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefor (i) in United States dollars in cash or by check, (ii) at the discretion of the Committee, through delivery of shares of Common Stock having fair market value equal as of the date of the exercise to the cash exercise price of the Option,
(iii) at the discretion of the Committee, by delivery of the optionee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, (iv) at the discretion of the Committee, by delivery to the Company of irrevocable instructions to a broker to (a) either sell the shares subject to the option or purchase authorization being exercised or hold such shares as collateral for a margin loan and (b) promptly deliver to the Company the amount of the sale or loan proceeds required to pay the exercise price or purchase price, as the case may be, or (v) at the discretion of the Committee, by any combination of (i), (ii), (iii)

                                     A1-5
and (iv) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses
(ii), (iii) or (iv) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by his Option until the date of issuance of a stock certificate to him for such shares. Except as expressly provided above in paragraph 14 with respect to change in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

  16. Conversion of ISOs into Non-Qualified Options: Termination of ISOs. The Committee, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

  17. Restricted Stock. Each grant of Restricted Stock under the Plan shall be evidenced by an instrument (a "Restricted Stock Agreement") in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions as the Committee, in its discretion, shall establish:

  (a) The Committee shall determine the number of shares of Common Stock to be issued to an eligible person pursuant to the grant of Restricted Stock, and the extent, if any, to which they shall be issued in exchange for cash, other consideration, or both.

  (b) Shares issued pursuant to a grant of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise disposed of, except by will or the laws of descent and distribution or as otherwise determined by the Committee in the Restricted Stock Agreement, for such period as the Committee shall determine, from the date on which the Restricted Stock is granted (the "Restricted Period"). The Company will have the option to repurchase the Common Stock at such price as the Committee shall have fixed in the Restricted Stock Agreement, which option will be exercisable (i) if the Participant's continuous employment or performance of services for the Company and the Related Corporations shall terminate prior to the expiration of the Restricted Period, (ii) if, on or prior to the expiration of the Restricted Period or the earlier lapse of such repurchase option, the Participant has not paid to the Company an amount equal to any federal, state, local or foreign income or other taxes which the Company determines is required to be withheld in respect of such Restricted Stock or (iii) under such other circumstances as determined by the Committee in its discretion. Such repurchase option shall be exercisable on such terms, in such manner and during such period as shall be determined by the Committee in the Restricted Stock Agreement. Each certificate for shares issued as Restricted Stock shall bear an appropriate legend referring to the foregoing repurchase option and other restrictions; shall be deposited by the stockholder with the Company, together with a stock power endorsed in blank; or shall be evidenced in such other manner permitted by applicable law as determined by the Committee in its discretion. Any attempt to dispose of any such shares in contravention of the foregoing repurchase option and other restrictions shall be null and void and without effect. If shares issued as Restricted Stock shall be repurchased pursuant to the repurchase option described above, the stockholder, or in the event of his death, his personal representative, shall forthwith deliver to the Secretary of the Company the certificates for the shares, accompanied by such instrument of transfer, if

                                     A1-6
any, as may reasonably be required by the Secretary of the Company. If the repurchase option described above is not exercised by the Company, such repurchase option and the restrictions imposed pursuant to the first sentence of this subparagraph (b) shall terminate and be of no further force and effect.

  (c) If a person who has been in continuous employment or performance of services for the Company or a Related Corporation since the date on which Restricted Stock was granted to him shall, while in such employment or performance of services, die, or terminate such employment or performance of services by reason of disability or by reason of early, normal or deferred retirement under an approved retirement program of the Company or a Related Corporation (or such other plan or arrangement as may be approved by the Committee in its discretion, for this purpose) and any of such events shall occur after the date on which the Restricted Stock was granted to him and prior to the end of the Restricted Period, the Committee may determine to cancel the repurchase option (and any and all other restrictions) on any or all of the shares of Restricted Stock; and the repurchase option shall become exercisable at such time as to the remaining shares, if any.

  18. Term and Amendment of Plan. This Plan was adopted by the Board on April 2, 1996 and approved by the stockholders of the Company on April 23, 1996. The Plan shall expire on April 1, 2006 (except as to Options and Restricted Stock outstanding on that date). The Board may terminate or amend the Plan in any respect at any time, except that any amendment that (a) increases the total number of shares that may be issued under the Plan (except by adjustment pursuant to paragraph 14); (b) changes the class of persons eligible to participate in the Plan, or (c) materially increases the benefits to participants under the Plan, shall be subject to approval by stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the foregoing amendments, and shall be null and void if such approval is not obtained. Termination or any modification or amendment of the Plan shall not, without consent of a participant, affect his rights under any Option or Restricted Stock previously granted to him.

  19. Application of Funds. The proceeds received by the Company from the sale of shares pursuant to Options and Restricted Stock authorized under the Plan shall be used for general corporate purposes.

  20. Governmental Regulation. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

  21. (a) Withholding Taxes; Delivery of Shares. The Company's obligation to deliver shares of Common Stock upon exercise of an option or purchase authorization, in whole or in part, shall be subject to the participant's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The participant may satisfy the obligation, in whole or in part, by electing to (1) have the Company withhold shares of Common Stock or (2) deliver to the Company already-owned shares of Common Stock having a value equal to the amount required to be withheld; provided, however, that participants who are subject to the requirements of Section 16 of the Exchange Act ("Section 16 Persons") shall not have the benefit of the foregoing election but rather the Company shall, in all cases where tax withholding is required with respect to such participants, withhold shares of Common Stock having a value equal to such withholding obligations. The value of shares to be withheld or delivered shall be based on the fair market value of the shares on the date the amount of tax to be withheld is to be determined (the "Tax Date"). The election by a participant who is not a Section 16 Person to have shares withheld for this purpose will be subject to the following restrictions: (1) the election must be made prior to the Tax Date, (2) the election must be irrevocable and (3) the election will be subject to the disapproval of the Committee.

  (b) Withholding of Additional Income Taxes. The Company may, in accordance with the Code, upon exercise of a Non-Qualified Option or the purchase of Common Stock for less than its fair market value or the lapse of restrictions on Restricted Stock or the making of a Disqualifying Disposition (as defined in paragraph 22), require the employee to pay additional withholding taxes in respect of the amount that is considered compensation includable in such person's gross income.

                                     A1-7

  22. Notice to Company of Disqualifying Disposition. Each employee who receives ISOs shall agree to notify the Company in writing immediately after the employee makes a disqualifying disposition of any Common Stock received pursuant to the exercise of an ISO (a "Disqualifying Disposition"). Disqualifying Disposition means any disposition (including any sale) of such stock before the later of (a) two years after the employee was granted the ISO under which he acquired such stock or (b) one year after the employee acquired such stock by exercising such ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition will thereafter occur.

  23. Governing Laws; Construction. The validity and construction of the Plan and the instruments evidencing Options and Restricted Stock shall be governed by the laws of the Commonwealth of Massachusetts. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.


                                     A1-8

                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                           INNOVASIVE DEVICES, INC.

                      1998 ANNUAL MEETING OF STOCKHOLDERS

     The undersigned stockholder of INNOVASIVE DEVICES, INC., a Massachusetts corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and related Proxy Statement, each dated May 8, 1998, and hereby appoints Richard D. Randall and James V. Barrile, or any one of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1998 Annual Meeting of Stockholders of INNOVASIVE DEVICES, INC. to be held on Monday, June 8, 1998 at 10:00 a.m., local time, at Choate, Hall & Stewart, Exchange Place, 53 State Street, 36th Floor, Boston, Massachusetts, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR APPROVAL OF AMENDMENTS TO THE 1996 OMNIBUS STOCK PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS INDEPENDENT AUDITORS, AND AS SAID PROXIES SEEM ADVISABLE ON SUCH MATTERS AS MAY COME BEFORE THE MEETING.

-----------                                                          -----------
SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SEE REVERSE
-----------                                                          -----------




    PLEASE MARK
    VOTES AS IN                                                          _____
[X] THIS EXAMPLE.                                                            |
                                                                             |

    1. ELECTION OF DIRECTORS:

       NOMINEES: Joseph A. Ciffolillo and David J. Foster

                       FOR          WITHHELD
                       [_]            [_]

     [_] ________________________________________
          For all nominees except as noted above


                                               FOR     AGAINST     ABSTAIN
     2. PROPOSAL TO APPROVE                    [_]       [_]         [_]
        AMENDMENTS TO THE COMPANY'S
        1996 OMNIBUS STOCK OPTION PLAN:

     3. PROPOSAL TO RATIFY THE                 [_]       [_]         [_]
        APPOINTMENT OF PRICE
        WATERHOUSE LLP AS THE
        INDEPENDENT AUDITORS OF THE
        COMPANY FOR THE 1998 FISCAL
        YEAR:

        Upon such other matters which may properly come before the meeting and any adjournment(s) thereof.

        MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                [_]


        This Proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.


Signature:_________________ Date:______  Signature:_________________ Date:______